(d)(1)(xi)

Directed Services LLC

1475 Dunwoody Drive, West Chester, PA 19380

September 28, 2011

Todd Modic

Directed Services LLC

1475 Dunwoody Drive

West Chester, PA 19380

Dear Mr. Modic:

Pursuant to the Investment Advisory Agreement dated May 1, 2003, as amended, (the “Agreement”) between ING Partners, Inc. (“IPI”) and ING Life Insurance and Annuity Company, succeeded by Directed Services LLC (“DSL”) pursuant to the Substitution Agreement dated January 1, 2007 between IPI and DSL, we hereby notify you of our intention to retain you as Adviser to render investment advisory services to ING Index Solution 2020 Portfolio, ING Index Solution 2030 Portfolio, ING Index Solution 2040 Portfolio, ING Index Solution 2050 Portfolio, ING Solution 2020 Portfolio, ING Solution 2030 Portfolio, ING Solution 2040 Portfolio, and ING Solution 2050 Portfolio, each a newly established series of IPI (collectively, the “Portfolios”), effective on September 28, 2011, upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending the Amended Schedule A and the Amended Schedule B of the Agreement.  The Amended Schedule A and the Amended Schedule B are attached hereto.

The Amended Schedule A and the Amended Schedule B have also been updated 1) to reflect the name changes for ING Columbia Small Cap Value Portfolio to ING Columbia Small Cap Value II Portfolio, ING Van Kampen Comstock Portfolio to ING Invesco Van Kampen Comstock Portfolio, and ING Van Kampen Equity and Income Portfolio to ING Invesco Van Kampen Equity and Income Portfolio, and 2) by the removal of ING Legg Mason ClearBridge Aggressive Growth Portfolio because this series recently merged away.

Please signify your acceptance to act as Adviser under the Agreement with respect to the aforementioned Portfolios by signing below where indicated.

Very sincerely,

/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
ING Partners, Inc.

ACCEPTED AND AGREED TO:

Directed Services LLC

By:	/s/ Todd Modic
Todd Modic
Vice President

AMENDED SCHEDULE A

SERIES OF ING PARTNERS, INC.

ING American Century Small-Mid Cap Value Portfolio

ING Baron Small Cap Growth Portfolio

ING Columbia Small Cap Value II  Portfolio

ING Davis New York Venture Portfolio

ING Fidelity® VIP Contrafund® Portfolio

ING Fidelity® VIP Equity-Income Portfolio

ING Fidelity® VIP Mid Cap Portfolio

ING Global Bond Portfolio

ING Index Solution 2015 Portfolio

ING Index Solution 2020 Portfolio

ING Index Solution 2025 Portfolio

ING Index Solution 2030 Portfolio

ING Index Solution 2035 Portfolio

ING Index Solution 2040 Portfolio

ING Index Solution 2045 Portfolio

ING Index Solution 2050 Portfolio

ING Index Solution 2055 Portfolio

ING Index Solution Income Portfolio

ING Invesco Van Kampen Comstock Portfolio

ING Invesco Van Kampen Equity and Income Portfolio

ING JPMorgan Mid Cap Value Portfolio

ING Oppenheimer Global Portfolio

ING PIMCO Total Return Portfolio

ING Pioneer High Yield Portfolio

ING Solution 2015 Portfolio

ING Solution 2020 Portfolio

ING Solution 2025 Portfolio

ING Solution 2030 Portfolio

ING Solution 2035 Portfolio

ING Solution 2040 Portfolio

ING Solution 2045 Portfolio

ING Solution 2050 Portfolio

ING Solution 2055 Portfolio

ING Solution Aggressive Growth Portfolio

ING Solution Conservative Portfolio

ING Solution Growth Portfolio

ING Solution Income Portfolio

ING Solution Moderate Portfolio

ING T. Rowe Price Diversified Mid Cap Growth Portfolio

ING T. Rowe Price Growth Equity Portfolio

ING Templeton Foreign Equity Portfolio

ING Thornburg Value Portfolio

ING UBS U.S. Large Cap Equity Portfolio

AMENDED SCHEDULE B

ADVISORY FEES

SERIES	ADVISORY FEES
(as a percentage of average daily net assets)

ING American Century Small-Mid Cap Value Portfolio	1.00%

ING Baron Small Cap Growth Portfolio	0.85% of the first $2 billion of assets 0.80% of assets thereafter

ING Columbia Small Cap Value II Portfolio	0.75%

ING Davis New York Venture Portfolio	0.80%

ING Fidelity® VIP Contrafund® Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series

ING Fidelity® VIP Equity-Income Portfolio	0.00% while Series invested in Master 0.48% for Standalone Series

ING Fidelity® VIP Mid Cap Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series

ING Global Bond Portfolio	0.50% on the first $4 billion; 0.475% on the next $1 billion; 0.45% on the next $1 billion; 0.43% on assets thereafter

ING Index Solution 2015 Portfolio	0.10%

ING Index Solution 2020 Portfolio	0.10%

ING Index Solution 2025 Portfolio	0.10%

ING Index Solution 2030 Portfolio	0.10%

ING Index Solution 2035 Portfolio	0.10%

ING Index Solution 2040 Portfolio	0.10%

ING Index Solution 2045 Portfolio	0.10%

ING Index Solution 2050 Portfolio	0.10%

ING Index Solution 2055 Portfolio	0.10%

ING Index Solution Income Portfolio	0.10%

ING Invesco Van Kampen Comstock Portfolio	0.60%

SERIES	ADVISORY FEES
(as a percentage of average daily net assets)

ING Invesco Van Kampen Equity and Income Portfolio	0.55%

ING JPMorgan Mid Cap Value Portfolio	0.75%

ING Oppenheimer Global Portfolio	0.60% of the first $4 billion of assets 0.58% of the next $4 billion of assets 0.56% of assets thereafter

ING PIMCO Total Return Portfolio	0.50%

ING Pioneer High Yield Portfolio	0.60% on the first $2 billion; 0.50% on the next $1 billion; 0.40% on the next $1 billion; 0.30% on assets thereafter

ING Solution 2015 Portfolio	0.10%

ING Solution 2020 Portfolio	0.10%

ING Solution 2025 Portfolio	0.10%

ING Solution 2030 Portfolio	0.10%

ING Solution 2035 Portfolio	0.10%

ING Solution 2040 Portfolio	0.10%

ING Solution 2045 Portfolio	0.10%

ING Solution 2050 Portfolio	0.10%

ING Solution 2055 Portfolio	0.10%

ING Solution Aggressive Growth Portfolio	0.10%

ING Solution Conservative Portfolio	0.10%

ING Solution Growth Portfolio	0.10%

ING Solution Income Portfolio	0.10%

ING Solution Moderate Portfolio	0.10%

ING T. Rowe Price Diversified Mid Cap Growth Portfolio	0.64%

SERIES	ADVISORY FEES
(as a percentage of average daily net assets)

ING T. Rowe Price Growth Equity Portfolio	0.60%

ING Templeton Foreign Equity Portfolio	0.80% on the first $500 million; 0.75% on assets over $500 million

ING Thornburg Value Portfolio	0.65%

ING UBS U.S. Large Cap Equity Portfolio	0.70% on the first $500 million; 0.65% on assets over $500 million